Exhibit 1.

Alpha Pro Tech

L T D.

ALPHA PRO TECH, LTD. TO ANNOUNCE 2008 FOURTH QUARTER AND YEAR END RESULTS ON MARCH 10, 2009

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
Alpha Pro Tech, Ltd.	Hayden IR
Al Millar/Donna Millar	Cameron Donahue
905-479-0654	651-653-1854
e-mail: ir@alphaprotech.com	e-mail: cameron@haydenir.com

NOGALES, ARIZONA – March 4, 2009 — Alpha Pro Tech, Ltd. (NYSE Alternext US: APT), a leading manufacturer of products designed to protect people, products and environments, including disposable protective apparel and building products, announced today that it will be reporting results for the fourth quarter and year end of 2008 on March 10, 2009 after the close of the market.

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Tuesday, March 10, 2009. Anyone interested in participating should call 800-762-8795 if calling within the United States or 480-248-5085 if calling internationally. There will be a playback available until March 17, 2009. To listen to the playback, please call 800-406-7325 if calling within the United States or 303-590-3030 if calling internationally. Please use pin number 4010143 for the replay.

This call is being web cast by ViaVid Broadcasting and can be accessed at Alpha Pro Tech’s website at www.alphaprotech.com. The web cast may also be accessed at ViaVid’s website at www.viavid.net. The web cast can be accessed until April 10, 2009 on either site.

About Alpha Pro Tech, Ltd.

Alpha Pro Tech, Inc. develops, manufactures and markets innovative disposable and limited-use protective apparel products for the industrial, clean room, medical and dental markets. In addition, Alpha ProTech Engineered Products, Inc. manufactures and markets a line of construction weatherization products, including house wrap and synthetic roof underlayment. The Company has manufacturing facilities in Salt Lake City, Utah; Nogales, Arizona; Janesville, Wisconsin; Valdosta, Georgia; and a joint venture in India. For more information and copies of all news releases and financials, visit Alpha Pro Tech’s Website at http://www.alphaprotech.com.

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